Exhibit 10.1
RESOLUTIONS OF THE BOARD OF DIRECTORS OF
BANK OF GRANITE
     WHEREAS, effective January 1, 2005, Congress enacted new Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which requires that, by December 31, 2007, all nonqualified deferred compensation plans must be updated to comply with these changes in the law; and
     WHEREAS, the Board of Directors of the Bank of Granite (“Bank”) wishes to amend and restate the Bank of Granite Supplemental Executive Retirement Plan (“Plan”) in order to bring the Plan into compliance with new Code Section 409A
     NOW THEREFORE, BE IT RESOLVED, that the Plan, as amended and restated in substantially the form attached hereto, is hereby adopted; and
     FURTHER RESOLVED, that the appropriate officers of the Bank are hereby authorized and directed to take such actions as they, in their sole discretion, deem necessary in order to implement the foregoing resolutions.
SECRETARY’S CERTIFICATE
     I, Kirby A. Tyndall , Corporate Secretary of the Bank of Granite, do hereby certify that the above resolutions were adopted by the Board of Directors of the Bank of Granite at a meeting of the Board duly held on April 16, 2007.
Dated: April 16, 2007

/s/ Kirby A. Tyndall
Corporate Secretary

BANK OF GRANITE
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
The Bank of Granite (the “Employer”) hereby amends and restates this Supplemental Executive Retirement Plan (“Plan”), generally effective January 1, 2005, in order to bring the Plan into compliance with new Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
The Plan was originally established effective December 12, 1994 as a type of unfunded, non-qualified deferred compensation plan known as an “excess benefit plan” which provides additional retirement benefits for employees who participate in the Bank of Granite Profit Sharing Plan (and each predecessor, successor or replacement tax-qualified profit sharing plan and/or cash or deferred arrangement sponsored by Employer) (the “Qualified Plan”), but whose “annual additions” under such Qualified Plan (i.e., employee contributions, Employer contributions and allocable share of Plan forfeitures) are limited by Code Section 415 to an amount that is less than the amount that such individuals otherwise would have received under the Qualified Plan if the Code Section 415 limitations did not apply. For example, in 2007 (i.e., the year in which the Plan is being restated, even though the restatement is generally retroactively effective to January 1, 2005, as permitted under the Code Section 409A transition rules), the Code Section 415 limit on “annual additions” is $45,000.
The restatement of the Plan expands the scope of the Plan, effective January 1, 2007, to also be an unfunded “excess benefit plan” with respect to the annual compensation limit imposed on participants in the Qualified Plan under Code Section 401(a)(17). For example, in 2007, the total amount of annual “compensation” that may be taken into account under the Qualified Plan is limited to $225,000. Accordingly, effective January 1, 2007, the Plan shall also be a “top hat plan” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), such that the Plan shall be operated as an unfunded pension plan for the benefit of a select group of management or highly compensated employees.
The Employer may also make additional discretionary contributions to this Plan which are not linked to the Code Section 415 or 401(a)(17) limits.
ARTICLE I
DEFINITIONS
     1.1. “Account” shall mean an unfunded bookkeeping entry on the Employer’s financial records established for the benefit of each Participant in this Plan. A Participant’s Account shall be utilized solely as a device for the determination and measurement of the amounts to be paid to the Participant pursuant to the Plan. A Participant’s Account shall not constitute or be treated as a trust fund of any kind.
     1.2. “Beneficiary” shall mean the person or persons that the Participant has designated on a Beneficiary Designation Form (in substantially the form attached hereto as Exhibit B) who will receive benefits under the Plan in the event of the Participant’s death. If the

Participant has not specifically designated any Beneficiary for purposes of the Plan, then the beneficiary chosen by the Participant for purposes of the Qualified Plan shall become Beneficiary for purposes of the Plan. In the event no Beneficiary is named for purposes of either the Plan or Qualified Plan, then the Beneficiary shall be the Participant’s estate.
     1.3. “Board” shall mean the Board of Directors of the Bank of Granite.
     1.4. “Committee” shall mean the committee appointed by the Board to administer this Plan.
     1.5. “Change in Control” shall mean (i) a change in the ownership of the Employer, (ii) a change in the effective control of the Employer, or (iii) a change in the ownership of a substantial portion of the assets of the Employer, as described below.
          (a) A change in the ownership of a corporation occurs on the date that any one person, or more than one person acting as a group (as defined in Proposed Treasury Regulations section 1.409A-3(g)(5)(v)(B)), acquires ownership of stock of the Employer that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation. For these purposes, a change in ownership will not be deemed to have occurred if no stock of the Employer is outstanding.
          (b) A change in the effective control of the Employer occurs on the date that either (i) any one person, or more than one person acting as a group (as defined in Proposed Treasury Regulations section 1.409A-3(g)(5)(vi)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Employer possessing 35 percent or more of the total voting power of the stock of the Employer, or (ii) a majority of the members of the Employer’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Employer’s board of directors prior to the date of the appointment or election, provided that this sub-section “(ii)” is inapplicable where a majority shareholder of the Employer is another corporation.
          (c) A change in a substantial portion of the Employer’s assets occurs on the date that any one person or more than one person acting as a group (as defined in Proposed Treasury Regulations section 1.409A-3(g)(5)(vii)(C)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Employer that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of (i) all of the assets of the Employer, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets. For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Proposed Treasury Regulations section 1.409A-3(g)(5), except to the extent that such proposed regulations are superseded by subsequent guidance.
     1.6. “Disability” shall mean the Executive:

(a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or last for a continuous period of not less than 12 months;
(b) by reason of any medically determinable physical or mental impairment which can be expected to result in death, or last for a continuous period of not less than 12 months, is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Employer; or
(c) is determined to be totally disabled by the Social Security Administration.
     1.7. “Early Retirement Age” shall mean the date on which a Participant has attained age 50 and completed at least six (6) full years of employment with the Employer, measured from the Participant’s date of hire with the Employer. The Committee shall have sole discretion to determine whether a Participant has attained Early Retirement Age.
     1.8. “Early Retirement” means a Participant’s Separation from Service on or after his Early Retirement Age.
     1.9. “Employer” shall mean the Bank of Granite, or any successor corporation or other entity resulting from a merger or consolidation into or with Employer or a transfer or sale of substantially all of the assets of Employer.
     1.10. “Normal Retirement Age” shall mean age 65.
     1.11. “Normal Retirement” means a Participant’s Separation from Service on or after his Normal Retirement Age.
     1.12. “Participant” shall mean an individual who (i) is part of a select group of management or highly compensated employees of the Employer; (ii) is a participant in the Qualified Plan (or any successor or replacement retirement plan); and (iii) who has been notified by the Committee that he is eligible to participate in this Plan.
     1.13. “Plan Year” shall mean the calendar year.
     1.14. “Qualified Plan Discretionary Contributions” shall mean the total of all discretionary contributions, if any, made by the Employer during a calendar year to the Qualified Plan.
     1.15. “Separation from Service” shall mean the Participant’s retirement or termination of service or employment with the Employer under the conditions described in this Section 1.15. No Separation from Service shall be deemed to occur due to military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months or, if longer, so long as the Participant’s right to reemployment is provided by law or contract. If the leave exceeds six months and the Participant’s right to reemployment is not provided by law or by contract, then the Participant shall be have a Separation from Service on the first date immediately following such six-month period.

     The Participant shall not be treated as having a Separation from Service if the Participant provides more than insignificant services for the Employer as a common law employee of the Employer following the Participant’s actual or purported termination of service or employment with the Employer. Services shall be treated as being more than insignificant if such services are performed at an annual rate that is at least equal to 20% of the services rendered by the Participant for the Employer, on average, during the immediately preceding three full calendar years of service or employment (or if employed less than three years, such shorter period of employment) and the annual base compensation for such services is at least equal to 20% of the average base compensation earned during the final three full calendar years of service or employment (or if employed less than three years, such shorter period of employment).
     Where the Participant continues to provide services to a previous employer in a capacity other than as an employee (i.e., as an independent contractor), a Separation from Service will not be deemed to have occurred if the Participant is providing services at an annual rate that is 50% or more of the services rendered, on average, during the immediate preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual base compensation for such services is 50% or more of the annual base compensation earned during the final three full calendar years of employment (or if less, such lesser period).
     1.16. “Specified Employee” means, in the event the Employer or a corporate parent is a publicly traded company, a key employee within the meaning of Code Section 416(i) without regard to paragraph 5 thereof, determined in accordance with Code Section 409A and Proposed Treasury Regulations Section 1.409A-1(i).
     1.17. “Supplemental Employer Discretionary Contribution” shall mean the discretionary contribution made by the Employer to this Plan.
     1.18. “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from (i) an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent (as defined in Code Section 152(a)); (ii) loss of the Participant’s property due to casualty; or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control. The term “Unforeseeable Emergency” shall be construed consistent with Code Section 409A and the Treasury Regulations and other guidance issued thereunder.
ARTICLE II
ELIGIBILITY
     2.1. Eligibility. Eligibility to participate in this Plan shall be determined in the sole discretion of the Committee. A list of Participants is set forth in Exhibit A to this Plan.
ARTICLE III
CONTRIBUTIONS TO THE PLAN
     3.1. Determination of Contributions. Contributions to the Plan on behalf of any Participant during any Plan Year shall consist of the amounts described in Sections 3.2 and 3.3. The determination of the amount of any contribution shall be made during or as soon as reasonably practicable following the end of any Plan Year. The Committee shall credit the contributions to the Participant’s Account on an annual (or more frequent) basis. Participants are always 100% vested in their Plan Accounts. The Committee shall provide each Participant with an annual (or more frequent) statement setting forth the value of the Participant’s Account balance.
     3.2. Supplemental Employer Contributions. The Supplemental Employer Contribution to be credited to a Participant’s Account for a Plan Year shall equal the difference between (i) and (ii) below. The Committee shall have complete discretion in determining the amount of any such contribution, notwithstanding the completion of annual or quarterly administration of the Qualified Plan:
(i) The portion of the Qualified Plan Discretionary Contribution which would have been allocated to the Participant’s Qualified Plan accounts, pursuant to the terms of the Qualified Plan, without giving effect to any limitations imposed by Code Sections 415 or 401(a)(17);
          LESS
(ii) The amount of the Qualified Plan Discretionary Contribution actually allocated to the Participant’s Qualified Plan accounts.
     3.3. Discretionary Contributions. The Board may make additional contributions to any Participant’s Account. The amounts of any such additional contributions shall be determined by the Board in its sole discretion.
ARTICLE IV
DEFERRED COMPENSATION ACCOUNTS
     4.1. Participant Accounts. The Committee shall create and maintain an Account for each Participant. On an annual or more frequent basis, the Committee shall allocate to each Participant’s Account all current contributions to the Plan, along with any interest or other earnings on each Participant’s Account.
     4.2. Investments. Each Participant’s Account shall be invested as determined by the Committee, acting on behalf of the Employer. Such investments shall be based on recommendations that each Participant provides to the Committee from time to time on an Investment Election Form (in substantially the form attached hereto as Exhibit D); provided, however, that the number and type of investment alternatives available under the Plan shall be determined from time to time by the Committee in its sole discretion.
     4.3. Participant’s Rights Unsecured; Subject to Claims of Creditors. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to the segregation of any assets of the Employer for payment of any distributions pursuant the Plan. The right of a Participant or any Beneficiary to receive a distribution under the Plan shall be equal to any other unsecured claim against the general assets of the Employer, and neither the Participant nor any Beneficiary shall have any rights in or against any specific assets of the Employer. All amounts credited to Participant’s Accounts shall constitute general assets of the

Employer and may be disposed of by the Employer at such time and for such purposes as it may deem appropriate.
ARTICLE V
DISTRIBUTIONS
     5.1. Normal or Early Retirement.
     (a) Time of Payment. Except for Disability, death, Unforeseeable Emergency, or termination of the Plan in accordance with Section 7.2, a Participant’s Account shall be distributed to a Participant upon the Participant’s Separation from Service with the Employer at or after the Participant’s Normal or Early Retirement Age. If the Participant’s Separation from Service occurs prior to the Participant’s Normal or Early Retirement Age, distribution will be delayed until the Participant attains Normal Retirement Age.
     Notwithstanding the preceding paragraph, if a Participant is a Specified Employee on the date of his Separation from Service and such Separation from Service occurs on or after the Participant’s Normal or Early Retirement Age, distribution of the Participant’s Account shall begin on the first business day of the seventh month after the Participant’s Separation from Service. If the Participant is a Specified Employee on the date of his Separation from Service and such Separation from Service occurs prior to the Participant’s Normal or Early Retirement Age, distribution of the Participant’s Account shall begin on the first business day of the month following the Participant’s attaining Normal Retirement Age, provided that such starting date is at least six full months after the Participant’s Separation from Service.
     If a Participant is not a Specified Employee on the date of his Separation from Service, distribution of the Participant’s Account shall begin on the first business day of the third month following Separation from Service (or if Separation from Service occurs prior to the Participant’s Normal or Early Retirement Age, the first business day of the third month following the Participant’s attaining Normal Retirement Age).
     (b) Form of Payment. No later than the expiration of the transition period under Code Section 409A for making written elections under this Plan in order to bring the Plan into comply with Code Section 409A (i.e., December 31, 2007 or such later date as provided by the Internal Revenue Service), the Participant shall file with the Committee a Distribution Election Form (in substantially the form attached hereto as Exhibit C) which specifies whether payment of the Participant’s Account shall be made in the form of a lump sum or installment distributions over a period not to exceed the Participant’s life expectancy (as determined under applicable Internal Revenue Service rules). If the Participant fails to timely specify a form of payment, then the Participant’s Account shall be distributed in a lump sum.
     After the deadline for making Code Section 409A compliance elections, in the event a Participant wishes to change the specified form of payment (e.g., from installments to lump sum or vice versa), the Participant may do so by filing a subsequent Distribution Election Form with the Committee, provided that:
     (i) the subsequent Distribution Election Form shall not be effective for at least 12 months after the date on which the subsequent election is made;

     (ii) except for payments upon the Participant’s death, Disability or upon an Unforeseeable Emergency, the first of a stream of payments for which the subsequent election is made shall be deferred for a period of not less than five (5) years from the date on which such payment would otherwise have been made;
     (iii) for payments that were scheduled to be made on a specified date or to commence under a fixed schedule, the subsequent election must be made at least 12 months before the date of the first originally scheduled payment.
     5.2. Disability. A Participant shall immediately receive a lump sum distribution of his Plan Account as soon as practicable following the date on which the Participant experiences a Disability. The Committee shall determine, in its sole discretion, whether the Participant has experienced a Disability and, if so, the effective date of such Disability.
     5.3. Death. If a Participant dies before Separation from Service, the Participant’s Account will be paid in a lump sum to the Participant’s Beneficiary(ies) no later than the first business day of the third month following the date of the Participant’s death. If a Participant dies after Separation from Service, but before the full distribution of the Participant’s Account, distribution will continue to be made to the Participant’s Beneficiary(ies) in the same manner as it was previously being made to the Participant.
     5.4. Unforeseeable Emergency. In the event a Participant experiences an Unforeseeable Emergency (as determined in the sole discretion of the Committee), the Participant may request a lump sum distribution from his Plan Account equal to the amount necessary to satisfy the immediate and heavy financial need, including an amount necessary to pay any taxes owed upon the distribution of such amount from the Participant’s Account. In order to request a distribution due to Unforeseeable Emergency, the Participant must submit to the Committee an Unforeseeable Emergency Distribution Form (in substantially the form attached hereto as Exhibit E).
ARTICLE VI
ADMINISTRATION OF THE PLAN
     6.1. Administration by Employer. The Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Committee may engage the services of outside counsel, accountants, financial advisors and other such professional to assist it in its administrative duties.
     6.2. General Powers of Administration. The Committee shall have authority to control, interpret and manage the operation and administration of the Plan. Any decision by the Committee denying a claim by a Participant or a Beneficiary for benefits under the Plan shall be stated in writing and shall be delivered or mailed to the Participant or Beneficiary. Such statement shall set forth the specific reasons for the denial. In addition, Committee shall afford a reasonable opportunity to the Participant or Beneficiary for a full and fair review of the decision denying such claim.

     6.3. Claims Procedures. Notwithstanding the above provisions of Section 6.2, to the extent that ERISA may require specific procedures to be followed in the event of a denial of a claim, such ERISA provisions will be followed.
     6.4. Binding Arbitration. All disputes concerning denied benefits under the Plan shall be settled by binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, using a single arbitrator located in the general area of Hickory, North Carolina. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.
ARTICLE VII
AMENDMENT OF TERMINATION
     7.1. Amendment or Termination. Although Employer intends the Plan to be permanent, the Employer reserves the right, in its sole discretion, to amend or terminate the Plan. Any such amendment or termination shall be made pursuant to a resolution of the Board.
     7.2. Effect of Amendment or Termination. No amendment or termination of the Plan shall directly or indirectly reduce the balance of any Participant’s Account below that existing as of the date of the Board resolution amending or terminating the Plan. Subject to the requirements of Code Section 409A, in the event of complete termination, the Plan shall cease to operate and the Employer shall pay each Participant his Account in a lump sum within the time periods specified below.
     (a) The Board may terminate the Plan within 12 months of a corporate dissolution taxed under Code section 331, or with approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the amounts deferred under the Plan are included in each Participant’s gross income in the latest of (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.
     (b) The Board may terminate the Plan within the 30 days preceding a Change in Control (but not following a Change in Control), provided that the Plan shall only be treated as terminated if all substantially similar arrangements sponsored by the Employer are terminated so that the Participants and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of the termination of the arrangements.
     (c) The Board may terminate the Plan provided that (i) all arrangements sponsored by the Employer that would be aggregated with this Plan under Proposed Treasury regulations section 1.409A-1(c) if any Participant covered by this Plan was also covered by any of those other arrangements are also terminated; (ii) no payments other than payments that would be payable under the terms of the arrangement if the termination had not occurred are made within 12 months of the termination of the arrangement; (iii) all payments are made within 24 months of the termination of the arrangements; and (iv) the Employer does not adopt a new arrangement that would be aggregated with any terminated arrangement under Proposed Treasury regulations section 1.409A-1(c) if the same Participant participated in both arrangements, at any time within five years following the date of termination of the arrangement.
ARTICLE VIII
GENERAL PROVISIONS
     8.1. Independence of Other Benefit Plans. Participation in the Plan shall in no way restrict or otherwise impact a Participant’s participation in any other retirement benefit plan sponsored by the Employer.
     8.2. No Guarantee of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Employer or any other person or entity that the assets of the Employer will be sufficient to pay any benefit hereunder.
     8.3. No Enlargement of Employee Rights. No Participant shall have any right to receive a distribution of any contribution made under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Employer.
     8.4. Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.
     8.5. Applicable Law. The Plan shall be construed and administered under the laws of the State of North Carolina.
     8.6. Severability. In the event that any of the provisions of the Plan are held to be inoperative or invalid by any court of competent jurisdiction, then: (i) insofar as is reasonable, effect will be given to the intent manifested in the provision held invalid or inoperative, and (ii) the validity and enforceability of the remaining provisions of the Plan will not be affected thereby.
     8.7. Incapacity of Recipient. If any person entitled to a distribution under the Plan is deemed by the Employer to be incapable (physically or mentally) of personally receiving and giving a valid receipt for any payment pursuant to the Plan, then, unless and until claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, the Employer may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Employer and the Plan with respect to such payment.
     8.8. Corporate Successors. The Plan shall not be automatically terminated by a Change in Control of the Employer. Should such Change in Control occur, the Plan will be continued unless the transferee, purchaser or successor entity specifically declines in writing to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Section 7.2 of the Plan.
     8.9. Unclaimed Benefits. Each Participant shall keep Employer informed of his or her current address and the current address of his or her Beneficiary. Employer shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to Employer within a one (1) year period after the date on which payment of the Participant’s Account is first to be made, then payment may be made by the Employer to the Participant’s Beneficiary instead. If, within one (1) additional year after such initial one (1) year period, Employer is unable to locate any designated Beneficiary of the Participant, then Employer shall have no further obligation to pay any benefit under the Plan to such Participant or designated Beneficiary and any such benefit shall be irrevocably forfeited.
     8.10. Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither Employer nor any individual acting as employee or agent of Employer shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.
     8.11. Forfeiture of Benefits. Notwithstanding any other provision of the Plan, should a Participant engage in theft, fraud, embezzlement or willful misconduct causing significant property damage to Employer, then any benefits payable to such Participant under the Plan will automatically be forfeited. The determination of theft, embezzlement or willful misconduct will be made by the Board in good faith, but such determination does not require an actual criminal indictment or conviction prior to or after such decision. In any determination of forfeiture pursuant to this Section 8.12, the Participant will be given the opportunity to refute any such decision by the Board, but the Board’s decision on the matter will be considered final and binding on the Participant and all other parties.
     8.12. Gender. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context.
     8.13. Headings. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.
     8.14. Income and Employment Tax Withholding. Any withholding of taxes or other amounts with respect to the contributions to, or earnings on, the Participant’s Account that is required by federal, state or local law shall be withheld from the Participant’s compensation from the Employer (if any) or from the Participant’s Account before such amounts are distributed to the Participant (e.g., any applicable FICA taxes under Code Section 3121(v)(2)).

     IN WITNESS WHEREOF, this Plan has been amended and restated, generally effective January 1, 2005.

BANK OF GRANITE
Date April 16, 2007	By:	/s/ Charles M. Snipes
Charles M. Snipes, Chief Executive Officer

BANK OF GRANITE
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
EXHIBIT A

Participant’s Name	Date of Participation
John A. Forlines, Jr.	December 12, 1994

Charles M. Snipes	December 12, 1994

Samuel M. Black	January 2, 2007

BANK OF GRANITE
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
EXHIBIT B — BENEFICIARY DESIGNATION FORM

Participant Name:	SSN:

Mailing Address:

City	State	Zip Code
In accordance with the terms of the Bank of Granite Supplemental Executive Retirement Plan (the “Plan”), I hereby designate the following Beneficiary(ies) to receive any death benefits under the Plan:

PRIMARY BENEFICIARY:

Name:	% of Benefit:

Name:	% of Benefit:

Name:	% of Benefit:

SECONDARY BENEFICIARY (if all Primary Beneficiaries pre-decease the Executive):

Name:	% of Benefit:

Name:	% of Benefit:

Name:	% of Benefit:

     This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect and this Beneficiary Designation is revocable.

Date	Participant

BANK OF GRANITE
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
EXHIBIT C — DISTRIBUTION ELECTION FORM

Payee’s Name:	SSN:

Mailing Address:

City	State	Zip Code

Participant’s Date of Birth:

Distribution of a Participant’s Plan Account shall be made upon the earliest of the Participant’s (i) death; (ii) disability; (iii) separation from service at or after early retirement (age 50 with 6 full years of service);or (iv) separation from service at or after normal retirement (age 65).
I hereby elect to receive my distribution in the manner indicated below:
☐	A. Lump sum

☐	B. Installment payments over a fixed period (please check only one “Frequency” box below and fill in the number of years over which payments should be made, which cannot exceed your life expectancy, as determined under IRS rules)
Frequency: ☐ monthly          ☐ quarterly          ☐ semi-annually          ☐ annually
Number of Years Over Which Payments Will Be Made:

Date	Participant (or Beneficiary)’s Signature

BANK OF GRANITE
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
EXHIBIT D — INVESTMENT ELECTION FORM

Participant Name:	SSN:

Mailing Address:

City	State	Zip Code
I understand that I have the right to make recommendations to the Committee that administers the Bank of Granite Supplemental Executive Retirement Plan (the “Plan”) regarding how I want to invest the bookkeeping account (“Plan Account”) established by the Committee under the Plan for my benefit, based upon those investment vehicles that the Committee makes available under the Plan from time to time. However, I also understand that the Committee is not required to follow my recommendations and that my entire Plan Account is subject to the claims of the Bank’s creditors until the Plan Account is distributed in full to me. Accordingly, I hereby recommend to the Committee the following investments for my Plan Account. I understand that I can change my investment recommendations from time to time.

% of Plan Account	Description of Investment Vehicle (for example, the mutual fund name)
Vanguard Interim-Term Bond Index
Vanguard Long Term Bond Index
Vanguard Total Bond Market Index
Vanguard REIT Index
Vanguard 500 Index
Vanguard Growth Index
Vanguard Large Cap Index
Vanguard Mid Capitalization Index
Vanguard Small Cap Index
Vanguard Value Index
Vanguard Life Strategy Conserv Growth
Vanguard Life Strategy Income
Vanguard Life Strategy Moderate Growth

Total = 100%

Date	Participant’s Signature

BANK OF GRANITE
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
EXHIBIT E — UNFORSEEABLE EMERGENCY DISTRIBUTION FORM

Payee’s Name:	SSN:

Mailing Address:

City	State	Zip Code
I hereby request an immediate distribution from my Plan Account of $                     due to unforeseeable financial emergency.
On the lines below, please describe the nature of the unforeseeable financial emergency and why the amount requested is the appropriate amount necessary to relief this financial need. Also, please provide any documentation you may have to substantiate your claim and the amount needed to satisfy the financial need. Note that if the financial emergency can be satisfied through reimbursement or insurance compensation, it does not qualify for a financial hardship distribution. Examples of financial hardship distributions include unexpected illness of you, your spouse or dependents or loss of your property due to casualty and other similar events. Purchasing a home or car or paying college expenses does not qualify as an unforeseeable emergency under the IRS’s rules.
Note that you cannot repay financial hardship distributions to the Plan and that amounts distributed to you are immediately taxed when paid to you.
My unforeseeable financial emergency is as follows:

Date	Participant (or Beneficiary)’s Signature